EXHIBIT 12

                         WEINGARTEN REALTY INVESTORS
                      COMPUTATION OF RATIOS OF EARNINGS
                  AND FUNDS FROM OPERATIONS TO FIXED CHARGES
                        (DOLLAR AMOUNTS IN THOUSANDS)


                                                          Three Months Ended  Nine Months Ended
                                                            September 30,       September 30,
                                                           1996      1995      1996      1995
                                                         --------  --------  --------  --------
Net income                                               $16,325   $11,259   $41,860   $33,554

Add:
Portion of rents representative of the interest factor.      119       140       437       450
Interest on indebtedness. . . . . . . . . . . . . . . .    5,569     4,508    15,890    11,930
Amortization of debt cost . . . . . . . . . . . . . . .       75        96       224       165
                                                         --------  --------  --------  --------
    Net income (as adjusted). . . . . . . . . . . . . .  $22,088   $16,003   $58,411   $46,099
                                                         ========  ========  ========  ========

Fixed charges:
Interest on indebtedness. . . . . . . . . . . . . . . .  $ 5,569   $ 4,508   $15,890   $11,930
Capitalized interest. . . . . . . . . . . . . . . . . .      252       786     1,069     2,332
Amortization of debt cost . . . . . . . . . . . . . . .       75        96       224       165
Portion of rents representative of the interest factor.      119       140       437       450
                                                         --------  --------  --------  --------
    Fixed charges . . . . . . . . . . . . . . . . . . .  $ 6,015   $ 5,530   $17,620   $14,877
                                                         ========  ========  ========  ========

RATIO OF EARNINGS TO FIXED CHARGES. . . . . . . . . . .     3.67      2.89      3.32      3.10
                                                         ========  ========  ========  ========


Net income. . . . . . . . . . . . . . . . . . . . . . .  $16,325   $11,259   $41,860   $33,554
Depreciation and amortization . . . . . . . . . . . . .    8,442     7,723    24,564    21,953
(Gain) loss on sales of property. . . . . . . . . . . .   (4,057)      (19)   (5,454)     (114)
                                                         --------  --------  --------  --------
    Funds from operations . . . . . . . . . . . . . . .   20,710    18,963    60,970    55,393
Interest on indebtedness. . . . . . . . . . . . . . . .    5,569     4,508    15,890    11,930
                                                         --------  --------  --------  --------
    Funds from operations (as adjusted) . . . . . . . .  $26,279   $23,471   $76,860   $67,323
                                                         ========  ========  ========  ========
RATIO OF FUNDS FROM OPERATIONS TO FIXED
     CHARGES. . . . . . . . . . . . . . . . . . . . . .     4.37      4.24      4.36      4.53
                                                         ========  ========  ========  ========
